EX-33.1
Report on Assessment of Compliance with SEC Regulation AB
Servicing Criteria as Special Servicer


Berkadia Commercial Mortgage LLC ("Berkadia") is responsible for assessing compliance, as of and for the period beginning January 1, 2013 and ended September 6, 2013 (the "Reporting Period"), with the Servicing Criteria set forth in Item 1122(d) of Regulation AB of the U.S. Securities and Exchange Commission for asset-backed securities transactions. This assertion includes all commercial mortgage loans sold in public securitization JPM 2013-C13 for which Berkadia served as special servicer (the "Platform"). Berkadia has concluded that the criteria are applicable as shown below (indicated by x) to the special servicing of the loans in the Platform:


Regulation AB Criteria 1122(d)                                    Special
(1) General servicing considerations.

(i) Policies and procedures are instituted to monitor any            X
performance or other triggers and events of default in accordance with the transaction agreements.

(ii) If any material servicing activities are outsourced             X
to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

(iii) Any requirements in the transaction agreements to         Not Applicable
maintain a back-up servicer for the pool assets are maintained.

(iv) A fidelity bond and errors and omissions policy is              X
in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(2) Cash collection and administration.

(i) Payments on pool assets are deposited into the                   X^(1)
custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

(ii) Disbursements made via wire transfer on behalf of an       Not Applicable
obligor or to an investor are made only by authorized personnel.

(iii) Advances of funds or guarantees regarding                      X
collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transection agreements.

(iv) The related accounts for the transaction, such as               X^(1)
cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained
(e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(v) Each custodial account is maintained at a federally              X^(1)
insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of
Section 240.13k-1(b)(1) of this chapter.

(vi) Unissued checks are safeguarded so as to prevent                X^(1)
unauthorized access.

(vii) Reconciliations are prepared on a monthly basis for
all asset-backed securities related bank accounts,
including custodial accounts and related bank clearing
accounts. These reconciliations:
(A) Are mathematically accurate;                                     X^(1)
(B) Are prepared within 30 calendar days after the bank              X^(1)
statement cutoff date, or such other number of days specified in the transaction agreements;


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Regulation AB Criteria 1122(d)                                    Special
(C) Are reviewed and approved by someone other than the              X^(1)
person who prepared the reconciliation; and
(D) Contain explanations for reconciling items. These                X^(1)
reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(3) Investor remittances and reporting.

(i) Reports to investors, including those to be filed
with the Commission, are maintained in accordance with
the transaction agreements and applicable Commission
requirements. Specifically, such reports:
(A) Are prepared in accordance with timeframes and other        Not Applicable
terms set forth in the transaction agreements;
(B) Provide information calculated in accordance with the       Not Applicable
terms specified in the transaction agreements;
(C) Are filed with the Commission as required by its            Not Applicable
rules and regulations; and
(D) Agree with investors' or the trustee's records as to        Not Applicable
the total unpaid principal balance and number of pool assets serviced by the servicer.

(ii) Amounts due to investors are allocated and remitted        Not Applicable
in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(iii) Disbursements made to an investor are posted within       Not Applicable
two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.

(iv) Amounts remitted to investors per the investor             Not Applicable
reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(4) Pool asset administration.

(i) Collateral or security on pool assets is maintained              X^(1)
as required by the transaction agreements or related pool asset documents.

(ii) Pool assets and related documents are safeguarded as       Not Applicable
required by the transaction agreements.

(iii) Any additions, removals or substitutions to the                X
asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(iv) Payments on pool assets, including any payoffs, made       Not Applicable
in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

(v) The servicer's records regarding the pool assets            Not Applicable
agree with the servicer's records with respect to an obligor's unpaid principal balance.

(vi) Changes with respect to the terms or status of an               X
obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

(vii) Loss mitigation or recovery actions (e.g.,                     X
forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.


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Regulation AB Criteria 1122(d)                                    Special
(viii) Records documenting collection efforts are                    X
maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(ix) Adjustments to interest rates or rates of return for       Not Applicable
pool assets with variable rates are computed based on the related pool asset documents.

(x) Regarding any funds held in trust for an obligor
(such as escrow accounts):
(A) Such funds are analyzed, in accordance with the             Not Applicable
obligor's pool asset documents, on at least an annual
basis, or such other period specified in the transaction
agreements;
(B) Interest on such funds is paid, or credited, to             Not Applicable
obligors in accordance with applicable pool asset
documents and state laws; and
(C) Such funds are returned to the obligor within 30            Not Applicable
calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

(xi) Payments made on behalf of an obligor (such as tax         Not Applicable
or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(xii) Any late payment penalties in connection with any         Not Applicable
payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

(xiii) Disbursements made on behalf of an obligor are           Not Applicable
posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

(xiv) Delinquencies, charge-offs and uncollectible                   X
accounts are recognized and recorded in accordance with the transaction agreements.

(xv) Any external enhancement or other support,                 Not Applicable
identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.

(1) Berkadia is responsible for assessing compliance with Criteria 1122(d) of Regulation AB of the U.S. Securities and Exchange Commission; there were no servicing activities performed by Berkadia during the period ended
    September 6, 2013 that required this servicing criteria to be complied with.


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The Servicing Criteria, after giving effect to the foregoing exclusions, are referred to as the "Applicable Servicing Criteria".

Berkadia utilizes vendors to support its servicing operations, including the use of the attorneys which support our assertions under 1122(d)(4)(vii). This vendor activity contributes to the servicing activities to which we are asserting. In all cases, the vendors' activities are limited, and Berkadia assumes responsibility for the 1122 assessment for these vendor activities. These vendors do not fit the definition of servicer under Item 1101(j), and Berkadia employs policies and procedures designed to provide assurance that the vendors' activities comply with the Applicable Servicing Criteria to such vendors.

For the Reporting Period, Berkadia has assessed its compliance with the Applicable Servicing Criteria for the transactions and has concluded that its servicing operation has complied, in all material respects, with the Applicable Servicing Criteria.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on management's assertion of compliance with the Applicable Servicing Criteria.


Berkadia Commercial Mortgage LLC

February 28,2014

/s/ Mark E. McCool
Mark E. McCool
Executive Vice President
Head of Servicing
Berkadia Commercial Mortgage LLC